Exhibit 99.1

The expenses to be incurred by Consumers Energy Company relating to the offering of $134,349,000 principal amount of its Floating Rate First Mortgage Bonds due 2070 under Consumers Energy Company’s Registration Statement on Form S-3 (Registration No. 333-236742-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated May 8, 2020 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$17,500
Services of Independent Registered Public Accounting Firms	65,000
Trustee Fees and Expenses	12,000
Legal Fees and Expenses	70,000
Rating Agency Fees	180,000
Printing and Delivery Expenses	9,000
Miscellaneous Expenses	20,000
Total	$373,500